UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	MTX	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

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[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

Minerals Technologies Inc. (the “Company”) today announced that on October 22, 2020, it detected a ransomware attack impacting certain of its information technology systems.  Immediately upon its detection of the security incident, which prevented access to certain systems and data within the Company’s network, the company implemented its cyber security emergency response plan. As part of that plan, Company took steps to restore its network and resume normal operations as quickly as possible.  The Company launched an investigation working with industry-leading cybersecurity firms, engaged legal counsel, notified law enforcement and is in the process of notifying appropriate governmental authorities.

The network security incident primarily impacted the Company’s internal corporate functions.  At the current time and throughout the incident, the Company’s manufacturing sites, which rely on different networks, have continued to operate safely and with limited interruption.  Further, the Company currently does not believe that any of its customers or suppliers were impacted as a result of this incident.  Nonetheless, the Company believes that the security event included unauthorized access to personal data of employees, former employees and their dependents.

Although the Company is in the early stages of its investigation and assessment of  the incident, based on the preliminary data obtained from the assessment and on the information currently known, the Company does not currently believe the incident will have a material impact on its business, operations or financial results.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements as to future results of operations and financial projections, express or implied statements relating to the Company’s expectations regarding its ability to contain and assess the ransomware attack and the impact of the ransomware attack on the Company’s business, operations and financial condition.  Factors that could cause actual results to differ materially from those expressed or implied include the following:  the ongoing assessment of the ransomware attack; legal, reputational and financial risks resulting from the ransomware attack or additional cyberattacks; potential claims from employees, former employees or their dependents, shareholders, or regulatory agencies; the effectiveness of business continuity plans during the ransomware attack; and the other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarter ended March 29, 2020 and the quarter ended June 28, 2020 and other filings with the Securities and Exchange Commission.  Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: October 26, 2020